KOMAG, INCORPORATED
                           DEFERRED COMPENSATION PLAN

                              PLAN AMENDMENT NO. 1

                  The  Komag,   Incorporated   Deferred  Compensation  Plan,  as
established effective March 1, 1995 (the "Plan"), is hereby amended as follows:

                  1. Section 4.01 is hereby amended, effective January 1, 1997, to read as follows:

                           4.01 Annual Election. Each Participant shall have the right to file a Deferral Election to defer part of the base salary and/or Bonus earned for one or more Years of Service for which he or she remains a Participant. However, the maximum amount which such Participant may defer for each Year of Service shall be determined in accordance with the following formula:

                           - up to twelve percent (12%) of the base salary earned for his or her period of participation during that Year of Service, plus

                           - up to twelve percent (12%) of any Bonus earned for such Year of Service, less

                           - the maximum dollar amount which may be contributed on the Participant's behalf as a Section 401(k) Contribution for that Year of Service pursuant to the applicable limitations of Code Sections 401(k) and 402(g).

                  2. Section 4.03 is hereby amended, effective June 1, 1996, to read as follows:

                           4.03 Commencement of Deferrals. The actual deferral of base salary pursuant to the Participant's Deferral Election shall not begin until such time as the maximum Section 401(k) Contribution permissible under the Qualified Plan and Code Section 402(g) for the calendar year in which that base salary is earned shall have been made on the Participant's behalf to the

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         QualifiedPlan in accordance with his or her Section 401(k) Election for that year or would have been made in the absence of any voluntary reduction in the Participant's Section 401(k) Election for that year. The portion of the Bonus which is the subject of the Participant's Deferral Election shall in fact be deferred under this Plan only if the remaining portion of that Bonus is paid after the maximum Section 401(k) Contribution permissible under the Qualified Plan and Code
         Section 402(g) for the calendar year of such payment shall have been made on the Participant's behalf to the Qualified Plan in accordance with his or her Section 401(k) Election for that year or would have been made in the absence of any reduction in the participant's Section 401(k) Election for that year. In the event there is no Section 401(k) Election in effect for the Participant at the start of the calendar year to which his or her Deferral Election pertains, then the actual deferral of base salary pursuant to that Deferral Election shall begin at such time as the maximum Section 401(k) Contribution permissible under the Qualified Plan and Code Section 402(g) for that calendar year would have been made on the Participant's behalf to the Qualified Plan had there been in effect for that individual a Section 401(k) Election covering ten percent (10%) or (effective January 1, 1997) twelve percent (12%) of his or her eligible earnings for the year, with
         earnings   to  be   imputed,   solely  for   purposes  of  such  timing
         determination, to the Participant (based on his or her annualized rate of base salary) for any portion of that year in which such individual was not an Employee. The same principle shall be in effect for the portion of any Bonus subject to the Deferral Election filed by such Participant.

                  3. Except as modified by this Plan Amendment, all the terms and provisions of the Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, Komag, Incorporated has caused this instrument to be executed on its behalf by a duly authorized officer on ____ day of __________ June, 1996.

                                                     KOMAG, INCORPORATED

                                                     By: _____________________

                                                     Title: __________________